Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS FIRST-QUARTER 2011 RESULTS

BEDFORD, Mass – May 16, 2011 – Interactive Data Corporation today reported its financial results for the first quarter ended March 31, 2011. Interactive Data’s first-quarter 2011 revenue increased 7.4% to $211.5 million from $196.9 million in the first quarter of 2010. First-quarter 2011 revenue was reduced by $0.6 million due to the amortization of acquisition-related deferred revenue. Excluding this adjustment and the impact of changes in foreign exchange rates, Interactive Data’s organic (non-GAAP) revenue grew 6.8% from the first quarter in 2010.

Interactive Data’s first-quarter 2011 income from operations was $17.5 million, compared with income from operations of $44.5 million in the same period one year ago. Non-GAAP adjusted EBITDA, which excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course, for the first quarter of 2011 increased 10.3% to $76.8 million from $69.7 million in the same period one year ago. All non-GAAP financial measures with applicable reconciliations are set forth on the pages following the financial tables of this press release.

“Interactive Data is off to a good start in 2011,” stated Mason Slaine, Interactive Data’s chairman, president and chief executive officer. “Our revenue growth in the first quarter of 2011 primarily reflects good progress in expanding our Pricing and Reference Data, and Real-Time Services businesses. Our compelling value proposition has continued to resonate with institutional clients worldwide, enabling us to produce solid institutional retention and new sales levels during the first quarter of 2011. The combination of revenue growth and disciplined spending enabled us to drive improvements in our adjusted EBITDA performance in comparison with both the prior quarter and the year-ago period.”

Segment Reporting and Related Operating Highlights

Institutional Services Segment:

•

Interactive Data Pricing and Reference Data reported first-quarter 2011 revenue of $135.4 million, a 7.1% increase over the first quarter of 2010. Excluding the reduction in revenue associated with the deferred revenue adjustment and the effects of foreign exchange, first-quarter 2011 organic (non-GAAP) revenue for this business increased by 6.4% from the same period last year – the fifth consecutive quarter of higher quarterly organic revenue growth for this business. The organic revenue growth for this business primarily reflects healthy new sales during the past several quarters, strong retention levels, and solid usage revenue. This business recently announced the Real-Time Fair Value Information Service, a new service that will provide real-time evaluated prices for more than 15,000 international equities throughout the trading day.

•

Interactive Data Real-Time Services generated first-quarter 2011 revenue of $47.3 million, which is 13.9% higher than the same quarter last year. Excluding the reduction in revenue associated with the deferred revenue adjustment and the effects of foreign exchange, first-quarter 2011 organic (non-GAAP) revenue for this business increased 13.0%. The organic revenue growth for this business primarily reflects strong growth in the Interactive Data 7ticks business, which was acquired in mid-January 2010. Interactive Data 7ticks has benefited from multiple quarters of robust new sales, which resulted in both higher recurring revenue and increased one-time revenue related to new client installations. In addition, the web-based solutions product area continued to expand its business in Europe.

•

Interactive Data Fixed Income Analytics reported revenue for the first quarter of 2011 of $8.7 million, an increase of 0.7% from the 2010 first quarter. Excluding the reduction in revenue associated with the deferred revenue adjustment and the effects of foreign exchange, organic (non-GAAP) revenue in the first quarter of 2011 grew by 0.9% over the same period last year largely due to product upgrades by existing BondEdge® customers. In mid-March 2011, this business released BondEdge® Version 3.3, which contains enhancements designed to more effectively monitor and analyze performance attribution for multiple portfolios and benchmarks, and extends the content within the portfolio report generation functionality for residential mortgage-backed securities.

Active Trader Services Segment:

•

Interactive Data’s Desktop Solutions business (formerly known as eSignal) reported first-quarter 2011 revenue of $20.0 million, a decrease of 1.0% from the same period last year. Excluding the reduction in revenue associated with the deferred revenue adjustment and the effects of foreign exchange, first-quarter 2011 organic revenue decreased by 1.3%, from the first quarter of 2010 largely due to a 1.8% decline in direct subscription terminals from the same period one year ago. As of the March 31, 2011, Desktop Solutions reported approximately 55,500 direct subscription terminals as strong subscriber growth in the Market-Q platform was more than offset by lower subscriptions within its various active trader platforms.

Other First-Quarter 2011 Financial and Operating Highlights

Effects of Foreign Exchange:

•

Interactive Data’s first-quarter 2011 revenue was favorably impacted by $1.8 million due to the effects of foreign exchange primarily resulting from a weaker US dollar against the GBP and the Euro in comparison with the first quarter of 2010. Total costs and expenses in the first quarter of 2011 were unfavorably impacted by $1.2 million as a result of the effects of foreign exchange.

Senior Secured Credit Facility Refinancing:

•

On February 11, 2011, Interactive Data completed a refinancing of its $1.3 billion term loan facility through an amendment to its Credit Agreement that provides for, among other things, a decrease in applicable interest rates and an extension of the maturity date of the term loan facility. Due to this refinancing, the Company recorded a charge of $25.4 million in the first quarter of 2011 as “Loss on extinguishment of debt.” In the reconciliation of non-GAAP measures set forth in the accompanying tables, this charge is included in “Other non-recurring charges,” for the three months ended March 31, 2011. As a result of the refinancing activity, the Company expects to reduce its annual cash interest expense by more than $22 million in 2011, and, assuming our current interest rates remain in place, by approximately $25 million annually thereafter.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s first-quarter 2011 results on Monday, May 16, 2011 at 9:00 a.m. ET. The dial-in number for the conference call is (706) 679-8825 and the related access code is 59270157. For those who cannot listen to this broadcast, a replay of the call will be available from May 16 at 12:00 p.m. until Monday, May 23, 2011 at 12:00 p.m., and it can be accessed by dialing (706) 645-9291 or (800) 642-1687, using access code 59270157.

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP), we also disclose the following non-GAAP information:

•

Management refers to revenue growth rates at constant foreign currency exchange rates so that revenue results can be considered on a comparable basis. Foreign currency fluctuations are outside of management’s control and reporting results at constant currency facilitates period-to-period comparisons of our revenue results. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the performance at constant currency rates will be higher or lower than the performance reported at actual exchange rates.

•

Management includes information regarding organic revenue. Organic revenue excludes the contribution of businesses recently acquired (and related intercompany eliminations) if applicable, the effects of foreign currency exchange rates, and adjustments related to the amortization of acquisition-related deferred revenue. Management believes reporting organic revenue facilitates period-to-period comparisons and provides a better understanding of underlying business trends and our future revenue growth prospects. Management includes revenue for our Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, Interactive Data Fixed Income Analytics, and Interactive Data Desktop Solutions (formerly eSignal) businesses because management believes this additional level of detail provides further insight into underlying trends and how the individual business areas are performing. In addition, since we have historically reported revenue for these businesses to the investment community as part of our reports on Form 10-K and Form 10-Q, we believe that continuing to offer such information provides consistency in our financial reporting.

•

Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA). We also include information regarding adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items. In addition, management also includes information regarding pro forma adjusted EBITDA. We define this metric as earnings, excluding all of the above factors as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these measures to be important indicators of the Company’s operational profitability and cash generation strength and a good measure of the Company’s historical operating trend because it eliminates items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course of business. In addition, the Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•

Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow as another important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•

Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, management also considers pro forma adjusted EBITDA to be an important indicator which can be used for the purpose of analyzing covenant compliance under the Company’s senior secured credit facilities.

•

The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities, including our statements that we move forward focused on taking the necessary steps to further improve the overall efficiency of our business while continuing to invest in areas that will drive organic revenue growth over the long term. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2010, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve core revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries we serve; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (v) decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition we face; (vii) a prolonged outage at one of our data centers or other major disruptions of our computer operations or those of our suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the need to develop new products and adapt to legal, regulatory, technology or other change; (xi) our cost-savings plans may not be effective or yield the expected efficiencies or may take longer than anticipated; (xii) risks related to our substantial leverage, including our ability to raise additional capital to fund operations or react to changes in the economy or our industry, and our exposure to interest rate risk due to the extent of our variable rate debt (to the extent the risk is not mitigated by our interest rate hedge and cap arrangements that may be in place and as amended from time to time); (xiii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xiv) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xv) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight; (xvi) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xvii) the risks of doing business internationally; (xviii) intellectual property related risks, including any allegations that we infringe the intellectual property rights of others; and (xix) our ability to attract and retain a qualified management and other key personnel. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has over 2,400 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
781-687-8306	339-203-0769
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Successor	Predecessor
	Three Months Ended
	March 31,
	2011	2010
REVENUE	$211,456	$196,888

COSTS AND EXPENSES:
Cost of services	71,440	67,683
Selling, general and administrative	64,615	66,547
Depreciation	9,998	9,557
Amortization	47,898	8,643

Total costs and expenses	193,951	152,430

INCOME FROM OPERATIONS	17,505	44,458

Interest (expense) income, net	(41,897)	267
Other (expense) income, net	(351)	36
Loss on extinguishment of debt	(25,450)	—

(LOSS) INCOME BEFORE INCOME TAXES	(50,193)	44,761

Income tax (benefit) expense	(23,007)	15,236

NET (LOSS) INCOME	$(27,186)	$29,525

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2011	December 31, 2010

	(Unaudited)
ASSETS
Assets:
Cash and cash equivalents	$136,427	$123,704
Accounts receivable, net	126,425	107,067
Due from parent	—	7,500
Prepaid expenses and other current assets	27,897	21,079
Income tax receivable	23,558	40,764
Deferred income taxes	12,531	7,574

Total current assets	326,838	307,688

Property and equipment, net	108,899	110,386
Goodwill	1,646,631	1,638,268
Intangible assets, net	1,959,374	1,994,461
Deferred financing costs, net	61,235	71,827
Other assets	10,562	11,247

Total Assets	$4,113,539	$4,133,877

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$22,634	$22,232
Accrued liabilities	81,716	92,020
Borrowings, current	13,450	10,088
Interest payable	12,309	30,647
Income taxes payable	4,003	5,521
Deferred revenue	35,221	24,296

Total current liabilities	169,333	184,804

Income taxes payable	10,581	11,314
Deferred tax liabilities	660,332	677,793
Other liabilities	50,051	48,130
Borrowings, net of current portion and original issue discount	1,976,922	1,959,365

Total Liabilities	2,867,219	2,881,406

Equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in-capital	1,327,883	1,327,115
Accumulated loss	(121,449)	(94,263)
Accumulated other comprehensive income	39,886	19,619

Total Equity	1,246,320	1,252,471

Total Liabilities and Equity	$4,113,539	$4,133,877

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Successor	Predecessor
	Three Months Ended March 31,
	2011	2010
Cash flows provided by operating activities:
Net (loss) income	$(27,186)	$29,525
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	57,896	18,200
Amortization of discounts and premiums on marketable securities, net	—	380
Amortization of deferred financing costs and accretion of note discounts	4,666	—
Deferred income taxes	(25,212)	(323)
Excess tax benefits from stock-based compensation	—	(849)
Stock-based compensation	768	3,397
Provision for doubtful accounts and sales credits	(747)	(1,335)
Loss on dispositions of fixed assets	12	114
Loss on extinguishment of debt	25,450	—
Changes in operating assets and liabilities, net	(26,841)	3,125

NET CASH PROVIDED BY OPERATING ACTIVITIES	8,806	52,234

Cash flows (used in) investing activities:
Purchase of fixed assets	(7,792)	(11,572)
Business acquisitions, net of acquired cash	19	(30,003)
Purchase of marketable securities	—	(49,041)
Proceeds from maturities and sales of marketable securities	—	45,999

NET CASH (USED IN) INVESTING ACTIVITIES	(7,773)	(44,617)

Cash flows provided by (used in) financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	—	14,468
Common stock cash dividends paid	—	(18,964)
Excess tax benefits from stock-based compensation	—	849
Proceeds from issuance of long-term debt, net of issuance costs	1,358	—
Proceeds from issuance of parent company common stock	8,850	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	10,208	(3,647)

Effect of change in exchange rates on cash and cash equivalents	1,482	(6,782)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12,723	(2,812)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	123,704	209,946

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$136,427	$207,134

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended March 31,
	2011 Successor	2010 Predecessor	Change
Revenue	$211,456	$196,888	7.4%
Total deferred revenue adjustment	641	—	—

Non-GAAP revenue before total deferred revenue adjustment	212,097	196,888	7.7%
Total effects of foreign exchange	(1,832)	—	—

Total organic (non-GAAP) revenue	$210,265	$196,888	6.8%

Interactive Data Pricing and Reference Data Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended March 31,
	2011 Successor	2010 Predecessor	Change
Interactive Data Pricing and Reference Data revenue	$135,447	$126,496	7.1%
Effects of deferred revenue adjustment	433	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	135,880	126,496	7.4%
Effects of foreign exchange	(1,238)	—	—

Total organic (non-GAAP) revenue	$134,642	$126,496	6.4%

Interactive Data Real-Time Services Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended March 31,
	2011 Successor	2010 Predecessor	Change
Interactive Data Real-Time Services revenue	$47,270	$41,515	13.9%
Effects of deferred revenue adjustment	66	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	47,336	41,515	14.0%
Effects of foreign exchange	(413)	—	—

Total organic (non-GAAP) revenue	$46,923	$41,515	13.0%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Interactive Data Fixed Income Analytics Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended March 31,
	2011 Successor	2010 Predecessor	Change
Interactive Data Fixed Income Analytics revenue	$8,692	$8,629	0.7%
Effects of deferred revenue adjustment	17	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	8,709	8,629	0.9%
Effects of foreign exchange	(2)	—	—

Total organic (non-GAAP) revenue	$8,707	$8,629	0.9%

Interactive Data Desktop Solutions (eSignal) Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended March 31,
	2011 Successor	2010 Predecessor	Change
Interactive Data Desktop Solutions (eSignal) revenue	$20,047	$20,248	-1.0%
Effects of deferred revenue adjustment	125	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	20,172	20,248	-0.4%
Effects of foreign exchange	(179)	—	—

Total organic (non-GAAP) revenue	$19,993	$20,248	-1.3%

Trailing Four Quarters and Trailing Twelve Months

Non-GAAP Revenue

(Revenue Before Effects of Deferred Revenue Adjustment)

(In thousands)

	Three Months Ended				Trailing 12 Months Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2010 Predecessor	2010 Combined	2010 Successor	2011 Successor	2011 Combined
Total Revenue	$193,970	$197,947	$207,840	$211,456	$811,213
Effects of Deferred Revenue Adjustment	—	2,318	1,338	641	4,297

Non-GAAP Revenue	$193,970	$200,265	$209,178	$212,097	$815,510

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended March 31,
	2011 Successor	2010 Predecessor
Net (Loss) Income	$(27,186)	$29,525
Interest expense (income)	41,897	(267)
Other loss (income)	351	(36)
Income tax (benefit) expense	(23,007)	15,236
Depreciation and amortization	57,896	18,200

EBITDA	$49,951	$62,658

Adjustments:
Stock-based compensation	768	3,397
Merger costs	—	3,401
Other non-recurring charges[2]	25,911	217
Other charges[3]	209	7

Adjusted EBITDA	$76,839	$69,680

Adjusted EBITDA Margin[4]	36.2%	35.4%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500

Pro Forma Adjusted EBITDA	$84,339	$77,180

Pro Forma Adjusted EBITDA Margin[4]	39.8%	39.2%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt and severance and retention expenses.
[3]	Other charges include management fees, earnout revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments, and other costs.
[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by taking each EBITDA measure and dividing it by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Trailing Four Quarters and Trailing Twelve Months

Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended				Trailing 12 Months Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2010 Predecessor	2010 Combined	2010 Successor	2011 Successor	2011 Combined
Net income (loss)	$25,157	$(80,470)	$(46,001)	$(27,186)	$(128,500)
Interest (income) expense	(337)	31,113	47,095	41,897	119,768
Other (income) loss	(171)	(745)	382	351	(183)
Income tax expense (benefit)	10,887	(35,812)	(2,648)	(23,007)	(50,580)
Depreciation and amortization	18,150	36,078	51,623	57,896	163,747

EBITDA	$53,686	$(49,836)	$50,451	$49,951	$104,252

Adjustments:
Stock-based compensation	3,260	18,117	(671)	768	21,474
Merger costs	11,894	100,818	3,879	—	116,591
Other non-recurring charges[2]	—	6,609	18,131	25,911	50,651
Other charges[3]	(157)	1,822	1,678	209	3,552

Adjusted EBITDA	$68,683	$77,530	$73,468	$76,839	$296,520

Adjusted EBITDA Margin[4]	35.4%	38.7%	35.1%	36.2%	36.4%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	7,500	7,500	30,000

Pro Forma Adjusted EBITDA	$76,183	$85,030	$80,968	$84,339	$326,520

Pro Forma Adjusted EBITDA Margin[4]	39.3%	42.5%	38.7%	39.8%	40.0%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

[2]

Other non-recurring charges include the impact of the deferred revenue adjustment, the write-off of certain capitalized software and other assets, the loss on extinguishment of debt, and severance and retention expenses.

[3]	Other charges include management fees, earnout revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments, and other costs.
[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by taking each EBITDA measure and dividing it by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended March 31,
	2011 Successor	2010 Predecessor	Change
Adjusted EBITDA	$76,839	$69,680	10.3%
Capital Expenditures	7,792	11,572	-32.7%

Free Cash Flow	$69,047	$58,108	18.8%

Pro forma adjusted EBITDA	$84,339	$77,180	9.3%
Capital Expenditures	7,792	11,572	-32.7%

Free Cash Flow	$76,547	$65,608	16.7%